Exhibit 99.1

February 17, 2026 7:01 AM Eastern Standard Time

PRESS RELEASE

Tenax Aerospace and Air Industries Group Announce Strategic Combination to Form Scaled Aerospace and Defense Platform

Combination brings together special mission aviation and precision aerospace manufacturing to create a diversified mid-cap company expected to remain listed on NYSE American

Bayshore, N.Y. and Ridgeland, MS — (BUSINESS WIRE) -- Tenax Aerospace Acquisition, LLC (“Tenax”) and Air Industries Group (“Air”) (NYSE American: AIRI) jointly announced today that they have entered into an Agreement and Plan of Merger (‘Merger Agreement”) to combine Tenax’s special mission aviation business with Air’s precision aerospace manufacturing business. The merging of the companies will create a larger and more diversified company well-positioned to serve the needs of their government and commercial customers. After the merger, the combined company expects to remain listed on the NYSE American under the symbol AIRI.

Based on preliminary and unaudited results for the fiscal year ended December 31, 2025, the combined company would have reported approximately $183.3 million of revenue with Adjusted EBITDA of approximately $65.0 million (see definition and reconciliation to GAAP financial measures below). The combined company today would have net debt of approximately $380.0 million (which includes $80.0 million in debt incurred in January of 2026 as a result of a refinancing at Tenax to purchase minority membership interests in Tenax). Net debt at the anticipated closing of the merger is expected to be up to $30.0 million lower than currently as a result of expected cash flow from operations and the expected sale of Tenax aircraft currently held for sale.

Based primarily on Tenax’s current contract run rate and excluding the impact of expenses related to Tenax’s January refinancing and the merger, the combined company is expected to generate pro-forma 2026 revenues in excess of $210.0 million and Adjusted EBITDA in excess of $75.0 million. After the merger, it is expected that the combined company will employ approximately 430 employees. Tom Foley, current Chairman of Tenax, is expected to become Chairman of the combined companies.

Leadership Commentary

Tom Foley, Chairman of Tenax, said: “This merger represents an important step for Tenax’s plans to expand its presence in the aerospace and defense sector. Partnering with Air Industries Group provides Tenax with a public listing for its shares, manufacturing capability, and access to permanent capital to support long-term growth. We look forward to working with Air Industries management to build a larger and more diversified aerospace company.”

Peter Rettaliata, Chairman of Air Industries Group, added: “The Board of Directors and management of Air believe this strategic merger is compelling. It represents an excellent outcome for Air shareholders, who will participate in a stronger combined company with a broader range of aerospace and defense products and the benefits of additional expertise and resources. Together, we believe the combined company will be well-positioned to create future value for both our customers and our shareholders.”

Transaction Overview

At the time of the merger, Air will issue shares of its common stock to holders of Tenax membership units. After the closing, Tenax shareholders are expected to own approximately 95% of Air’s outstanding shares while existing Air shareholders are expected to own approximately 5%. In accordance with the Merger Agreement and concurrent with the merger, two directors of Air will be selected jointly by the current Air board of directors and Tenax. Tenax will select six or more additional directors.

The transaction is not conditioned upon the receipt of financing by Tenax. Air’s existing indebtedness is expected to be refinanced at closing.

The exact number of shares to be issued to Tenax members will be determined based on a calculation of “AIR Net Indebtedness” (as defined in the Merger Agreement) which will establish the “Debt Adjusted AIR Share Price” (as defined in the Merger Agreement). Based on Air’s preliminary balance sheet as of December 31, 2025, this calculation results in a Debt Adjusted AIR Share Price of approximately $3.44 per Air share which would result in the issuance of approximately 112.5 million shares of Air common stock to Tenax members. The final merger price and resulting ownership percentages will be determined based on AIR Net Indebtedness calculated as of the end of the month-end most recently completed more than 15 days prior to closing.

If the average volume weighted price of Air’s common stock during the twenty trading days prior to the closing is less than the Debt Adjusted AIR Share Price, the Merger Agreement calls for Air to commence a tender offer to acquire up to one million shares of Air’s current shareholders’ common stock. In addition, on the first anniversary of the merger, shareholders of Air as of the business day immediately prior to the closing of the merger will have a contingent right, subject to specified conditions, to require Air to redeem their remaining shares if the twenty-day volume weighted average price for Air shares preceding such anniversary is less than 107.3% of the Debt Adjusted AIR Share Price. This redemption right will not be transferable.

The transaction remains subject to approval by Air shareholders, customary regulatory filings and U.S. government approvals, and other closing conditions typical for transactions of this size and type. Air’s directors and all of its named executive officers have agreed to vote any shares they hold in favor of the merger. The companies currently expect the merger to close before June 30, 2026, subject to satisfaction of these closing conditions.

About Air Industries Group

Air is a leading manufacturer of precision components and assemblies for large aerospace and defense prime contractors. Its products include landing gears, flight controls, engine mounts and components for aircraft jet engines, ground turbines and other complex machines. Whether it is a small individual component or complete assembly, its high-quality and highly reliable products are used in mission-critical operations essential for the safety of military personnel and civilians. Air operates two primary manufacturing facilities located in Bayshore, New York and Barkhamsted, Connecticut, and currently employs approximately 175 people.

For more information, visit www.AirIndustriesGroup.com.

About Tenax Aerospace

Tenax is a leading provider of special mission aircraft and related services to the U.S. and Canadian Governments and other customers. The company focuses on enduring special mission aviation programs critical to national security and the public interest, including aerial fire suppression, airborne ISR, airborne engagement simulation and airborne sensor testing and training. Founded in 2001, Tenax is privately owned and headquartered in Ridgeland, Mississippi. Tenax currently employs approximately 255 people.

For more information, visit www.TenaxAerospace.com.

Forward-looking Statements

This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. These statements may reflect Air’s expectations, beliefs, hopes, intentions or strategies regarding, among other things, the transactions between Air and Tenax, the expected timetable for completing the transactions, the benefits and synergies of the transactions and future opportunities for the combined company, as well as other statements that are other than historical fact, including, without limitation, statements concerning future financial performance, future debt and financing levels, investment objectives, implications of litigation and regulatory investigations and other management plans for future operations and performance. Words such as “anticipate(s)”, “expect(s)”, “intend(s)”, “plan(s)”, “target(s)”, “project(s)”, “believe(s)”, “will”, “aim”, “would”, “seek(s)”, “estimate(s)” and similar expressions are intended to identify such forward-looking statements.

Forward-looking statements are based on management’s current expectations, projections, estimates, assumptions and beliefs and are subject to a number of known and unknown risks, uncertainties and other factors that could lead to actual results materially different from those described in the forward-looking statements. Air can give no assurance that its expectations will be attained. Air’s actual results, liquidity and financial condition, as well as the Debt Adjusted AIR Share Price, may differ from the anticipated results, liquidity and financial condition, and the Debt Adjusted AIR Share Price, indicated in these forward-looking statements. Air cautions readers that any such statements are based on currently available operational, financial and competitive information, and they should not place undue reliance on these forward-looking statements, which reflect management’s opinion only as of the date on which they were made. These forward-looking statements are not a guarantee of future performance and involve risks and uncertainties, and there are certain important factors that could cause Air’s actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements, including, but without limitation:

●	the parties’ ability to consummate the transactions and to meet expectations regarding the timing and completion thereof;

●	the satisfaction or waiver of the conditions to the completion of the transactions, including the receipt of all required regulatory approvals or clearances in a timely manner and on terms acceptable to Air;

●	the risk that the parties may be unable to achieve the expected strategic, financial and other benefits of the transactions within the expected timeframes or at all;

●	the risk that the businesses will not be integrated successfully or that integration may be more difficult, time-consuming or costly than expected;

●	the risk that operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transactions;

●	the risk that the combined company’s net debt at closing will be higher than currently anticipated;

●	the risk that Air will not obtain the required Air shareholder approvals;

●	the risk that the Debt Adjusted AIR Share Price at closing may be lower than $3.44 per share; and

●	general economic and market conditions.

These and other risks and uncertainties are more fully discussed in the risk factors identified in “Item 1A. Risk Factors” in Part I of Air’s most recently filed Annual Report on Form 10-K, and as may be identified in Air’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Except to the extent required by law, Air expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Air’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Non-GAAP Financial Measures and Reconciliation to GAAP

To supplement the financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), both Tenax and Air use Adjusted EBITDA, a Non-GAAP financial measure as defined by the SEC, as a supplemental measure of operating performance because each respective company believes it is useful for understanding and evaluating operating performance. Adjusted EBITDA excludes the impact of non-cash depreciation and amortization charges, stock-based compensation expenses, and certain non-recurring expenses and outlays, prior to consideration of the impact of other potential sources and uses of cash, such as working capital items.

These definitions may differ from similarly titled measures used by other companies and may be different from the EBITDA calculations used by each company’s lenders for purposes of determining compliance with financial covenants. Non-GAAP measures have limitations as analytical tools because they exclude certain items, including interest expense necessary to conduct each company’s respective business, and therefore should be considered in addition to, and not a substitute for, financial information prepared in accordance with GAAP.

Tenax is currently structured as a partnership for U.S. federal and state income tax purposes and does not pay corporate income taxes at the entity level. Accordingly, income taxes for Tenax and for the combined company following the merger are not reflected in the pro forma Adjusted EBITDA reconciliation presented below.

Please see below for a reconciliation of Adjusted EBITDA to its most directly comparable financial measure for each company calculated and presented in accordance with GAAP. Neither company has quantitatively reconciled forward-looking Adjusted EBITDA to the most directly comparable GAAP measure because certain items that impact these measures, including amortization of stock-based compensation and interest expense, have not yet occurred, are out of each company’s control, or cannot be predicted. For example, quantification of stock-based compensation is not possible as it requires inputs such as future grants and stock prices which are not currently ascertainable. In addition, the combined effect of the company’s post-combination tax structure and effective tax rate for fiscal 2026 cannot yet been determined.

	Unaudited and Preliminary Results
FY 2025	AIR	Tenax	Pro-Forma
AIR Net (Loss) and Tenax Pre-Tax Income*	$(1,305,000)	$18,897,000	$17,592,000
Interest Expense	1,841,000	22,390,000	24,231,000
Stock Compensation Expense	1,047,000	-	1,047,000
Depreciation	2,696,000	13,392,000	16,088,000
Amortization	68,000	5,715,000	5,783,000
Adjusted EBITDA	$4,347,000	$60,394,000	$64,741,000

* -	Because of its negative taxable income, Air did not pay income taxes in 2025. Tenax is currently a partnership for U.S. federal and state income tax purposes and does not pay corporate income taxes at the entity level. As a result, no income taxes for Air or Tenax are reflected in the pro forma income for the companies and, therefore, there are no income taxes to add back in the calculation of EBITDA. If the companies had actually been combined during the period as contemplated in the merger agreement, the combined company would have paid income taxes, but it is not possible on a pro forma basis to determine the amount of those taxes. However, the calculation of EBITDA, if income taxes were able to be determined, would not be affected by those taxes because income taxes are deducted from income and then added back in the calculation of EBITDA.

Additional Information and Where to Find It

This press release is being made in respect of a proposed business combination involving Air and Tenax. This press release does not constitute an offer to sell or the solicitation of an offer to buy or subscribe for any securities or a solicitation of any vote or approval nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

The proposed transaction will be submitted to the shareholders of Air for their consideration. Air also intends to file a proxy statement and other documents with the SEC regarding the proposed transaction. This press release is not a substitute for any proxy statement or any other document that Air may file with the SEC in connection with the proposed transaction. Promptly after filing its definitive proxy statement with the SEC, Air intends to mail the definitive proxy statement and a proxy card to each shareholder entitled to vote at the special meeting relating to the proposed transaction. Investors and security holders of Air are urged to read the proxy statement (including all amendments and supplements thereto) and any other relevant documents relating to the proposed transaction that will be filed with the SEC carefully and in their entirety when they become available because they will contain important information about the proposed transaction. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov).

Air and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about Air’s directors and executive officers is available in Air’s proxy statement for its 2025 Annual Meeting of Stockholders filed with the SEC on May 5, 2025. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC regarding the merger when they become available. Investors should read the proxy statement carefully when it becomes available before making any voting or investment decisions.

Tenax Contact:

Emily Dattilo Gregory

edattilo@gregoryagency.com

Air Contact:

Scott Glassman

Chief Financial Officer
scott.glassman@airindustriesgroup.com